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                                                                   EXHIBIT 10.30


                                   RESTATED
                              EMPLOYMENT AGREEMENT


         RESTATED AGREEMENT, dated this 29th day of June, 1997, by and between NEUROMEDICAL SYSTEMS, INC., a Delaware corporation with principal executive offices at Two Executive Boulevard, Suffern, New York 10901-4114 ("NSI"), and MARK R. RUTENBERG, residing at 20 Sophia Street, Monsey, New York 10952 ("Rutenberg").

                             W I T N E S S E T H :

                  WHEREAS, Rutenberg has been employed by NSI as its President, Chief Executive Officer and Chairman of the Board pursuant to an employment agreement dated as of November 19, 1993, as amended October 25, 1995 (the "Original Employment Agreement"); and

                  WHEREAS, by mutual agreement between NSI and Rutenberg, Rutenberg has resigned from his positions as President and Chief Executive Officer effective as of June 27, 1997 (the "Restatement Date"); and

                  WHEREAS, the parties desire to restate the Original Employment Agreement to set forth the nature of their relationship and the compensation and benefits to be provided to Rutenberg from the Restatement Date until the expiration of the Restated Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1.       Employment.

                  NSI agrees to employ Rutenberg, and Rutenberg agrees to be employed by NSI, upon the terms and subject to the conditions of this Restated Agreement.
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         2.       Term.

                  The employment of Rutenberg by NSI as provided in Section 1 will be for the period from the Restatement Date until November 19, 1998 (the "Term"). The Company and Rutenberg may mutually agree to extend the term. As used herein, the word "Term" shall include any such extension. The Term shall expire upon the termination of Rutenberg's employment as provided herein.

         3.       Duties; Best Efforts; Indemnification.

                  (a) Effective as of the Restatement Date, Rutenberg hereby confirms his resignation from his positions as President and Chief Executive Officer of the Company and hereby resigns, effective as of the Restatement Date, as an employee, officer or director of each of its affiliates, except as provided herein. From and after the Restatement Date and until NSI appoints a new Chief Executive Officer and a new Chairman (which may be the same person), Rutenberg shall serve as Chairman of the Board of Directors of NSI (the "Board") and, upon such appointment of a new Chief Executive Officer and Chairman, Rutenberg shall serve as Vice-Chairman of the Board. In each case, Rutenberg shall serve as a non-executive employee and shall perform, under the supervision and control of the Board or the Chief Executive Officer of NSI, only such assignments as may reasonably and specifically be assigned to him by the Board or the Chief Executive Officer of NSI from time to time. In addition, until such time as the Board determines otherwise, Rutenberg shall serve as the Chairman of the Board of Directors of Neuromedical Systems Israel, Ltd. ("NSIL").

                  (b) Rutenberg will remain as a member of the Board following the Restatement Date and, provided Rutenberg's employment has not terminated for any reason as of the date of the 1998 annual meeting of stockholders (the "1998 Meeting"), NSI agrees to renominate Rutenberg for election at the 1998 Meeting for a three (3)

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year term. If Rutenberg voluntarily terminates his employment prior to the expiration of the Term, he shall resign as a director of the Company.

                  (c) Rutenberg shall devote such portion of his business time, attention and energies as may be necessary to perform his duties hereunder and shall use his best efforts to advance the best interests of NSI and shall not during the Term be actively engaged in any other business activity, which would materially interfere with the performance of his duties hereunder, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

                  (d) Subject to the provisions of NSI's Certificate of Incorporation and Bylaws, each as amended from time to time, NSI shall indemnify Rutenberg to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by Rutenberg in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by Rutenberg of services for, or the acting by Rutenberg as a director, officer or employee of, NSI, or any other person or enterprise at NSI's request; provided, however, that NSI shall not be required to indemnify Rutenberg against any liability resulting from conduct which is willful, intentional or grossly negligent. NSI shall use its best efforts to obtain and maintain in full force and effect during the Term directors' and officers' liability insurance policies providing full and adequate protection to Rutenberg for his capacities, provided that the Board shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

         4.       Place of Performance.

                  In connection with his employment by NSI, during the Term, Rutenberg shall be provided, at NSI's expense (which expense shall be approved in advance by

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the Board) (a) at Rutenberg's election, with an office at NSI's New Jersey facility or an office not located in any NSI facility or in the same building as an NSI facility (an "Offsite Office"), provided that, if Rutenberg elects to have an office at NSI's New Jersey facility, the Board may, at any time in its discretion, require Rutenberg to have an Offsite Office, (b) with an office at NSIL's facility in Israel and (c) the services of one (1) full-time assistant. Rutenberg shall vacate NSI's principal executive offices within two (2) weeks of the Restatement Date.

         5.       Compensation and Benefits.

                  (a) Base Salary. NSI shall pay to Rutenberg for his employment during the Term a base salary (the "Base Salary") at a rate of $200,000 per annum, payable in accordance with NSI's ordinary payroll practices as in effect from time to time.

                  (b) Bonus. In addition to and separate from the Base Salary, Rutenberg shall be eligible for an annual bonus in an amount to be determined in the sole discretion of the Board and subject to performance objectives established by the Board.

                  (c) Out-of-Pocket Expenses. NSI shall promptly pay to Rutenberg the reasonable expenses (not in excess of $75,000 in any twelve (12) month period) incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Rutenberg, shall promptly reimburse him for such payment, provided that in either case Rutenberg properly accounts therefor in accordance with NSI's policy.

                  (d) Participation in Benefit Plans. During the Term, Rutenberg shall be entitled to participate in or receive benefits under any pension plan, profit sharing plan, health and accident plan or any other employee benefit plan or arrangement made

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

available in the future by NSI to its executives and key management employees, subject to the terms and conditions applicable to employees generally.

                  (e) Vacation. Rutenberg shall be entitled to such paid vacation days in each calendar year as determined by NSI from time to time, but not less than four (4) weeks in any calendar year, prorated in any calendar year during which Rutenberg is employed hereunder for less than an entire year in accordance with the number of days in such year during which he is so employed. Rutenberg shall also be entitled to all paid holidays given by NSI to its executives and key management employees. Such vacation and holiday allowance shall otherwise be subject to the policies and practices of NSI.

                  (f) Automobile. During the Term, NSI shall provide Rutenberg with the use of an automobile suitable and typical for a person occupying his position and similar to the automobile currently leased for Rutenberg by NSI and shall pay the costs of insurance, repairs and maintenance thereon.

                  (g) Loan. Within ten (10) days after the Restatement Date, NSI shall loan to Rutenberg, on a non-recourse basis, upon the execution of appropriate documentation, an amount equal to $600,000 repayable by Rutenberg on or before the earlier of November 30, 1999 or the date which is ten (10) days after his termination of employment for any reason. Such loan shall be secured by a pledge by Rutenberg of 100,000 shares of NSI common stock owned by Rutenberg and shall bear interest at the Citibank prime rate as in effect from time to time, which shall accrue and be payable upon the repayment of the principal of the loan.

                  (h) NSI shall reimburse Rutenberg for properly documented expenses (not in excess of $50,000) to relocate his family to Israel at any time prior to November 1, 1998; provided, however, that, if Rutenberg voluntarily terminates his employment with NSI, his entitlement to reimbursement under this
Section 5(h) shall cease on the date of such termination.

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         6.       Termination.

                  Rutenberg's employment hereunder shall be terminated upon Rutenberg's death and may be terminated as follows:

                  (a) By NSI for "Cause." A termination for Cause is a termination evidenced by a resolution adopted by a vote of the majority of the members of the Board finding that Rutenberg has (i) willfully failed to comply with any of the material terms of this Restated Agreement, (ii) willfully and continually failed to perform his duties hereunder, (iii) willfully engaged in misconduct materially injurious to NSI, or (iv) been convicted of a felony or a crime of moral turpitude; provided, however, that Rutenberg shall receive thirty
(30) days' advance written notice that the Board intends to meet to consider Rutenberg's termination for Cause and Rutenberg shall be given a reasonable opportunity to be heard by the Board on the issue prior to the Board's vote on the matter.

                  (b) By either party upon thirty (30) days' advance written notice to the other.

         7.       Compensation Upon Termination.

                  (a) In the event of the termination of Rutenberg's employment as a result of Rutenberg's death, NSI shall, within thirty (30) days after the date of his death, pay to Rutenberg's estate (i) his Base Salary through the date of his death and (ii) a lump sum of $598,000.

                  (b) In the event that Rutenberg terminates his employment prior to November 19, 1998, or NSI terminates Rutenberg's employment for Cause, NSI shall pay to Rutenberg his Base Salary through the date of his termination and NSI shall, within ten (10) days after the termination of his employment, pay Rutenberg a lump sum of $598,000.

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                  (c) In the event that Rutenberg's employment is terminated by
NSI other than for Cause, NSI shall, within ten (10) days after his termination of employment, pay to Rutenberg, in a lump sum, the sum of (i) the amount of his Base Salary which he would have received through November 19, 1998 and (ii) $598,000.

                  (d) Within ten (10) days after the expiration of the Term (including any extension thereof), if Rutenberg's employment has not previously terminated for any reason, NSI shall pay to Rutenberg a lump sum of $598,000.

                  (e) Provided Rutenberg's employment has not terminated for any reason prior to November 19, 1998, the term of each outstanding option to purchase NSI stock held by Rutenberg as of such date shall, notwithstanding Rutenberg's termination of employment thereafter, be extended so that it expires eight and one-half (8 1/2) years after the expiration of the Term; provided, however, that (i) the option granted to Rutenberg as of October 1, 1995 shall not be vested and exercisable unless the conditions to such option being vested and exercisable as set forth in the option agreement are satisfied during the term of the option (as so extended), (ii) if Rutenberg's employment terminates for any reason prior to November 19, 1998, his rights with respect to the outstanding stock options shall be determined in accordance with the terms thereof as in effect on the Restatement Date and (iii) if the options have been extended pursuant to this Section 7(e) and thereafter Rutenberg materially breaches his obligations under this Restated Agreement, including, without limitation, those covenants contained in Sections 8, 9 and 10 of this Restated Agreement, the options shall immediately terminate and Rutenberg shall have no further rights in respect of the options.

                  (f) Rutenberg shall not be required to mitigate the amount of the termination payment provided pursuant to this Section 7 nor will such payment be reduced by reason of Rutenberg's securing other employment.

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                  (g) Notwithstanding anything contained in this Restated
Agreement to the contrary, to the extent that the payments and benefits provided under this Restated Agreement and benefits provided to, or for the benefit of, Rutenberg under any other NSI plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments provided under this Agreement shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to Rutenberg under this Agreement shall be subject to the Excise Tax (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless Rutenberg shall have given prior written notice specifying a different order to NSI to effectuate the Limited Payment Amount, NSI shall reduce or eliminate the Payments, by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the determination (as hereinafter defined). Any notice given by Rutenberg pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Rutenberg's rights and entitlements to any benefits or compensation. An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made by an accounting firm at NSI's expense selected by NSI which is one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to NSI and Rutenberg within five (5) days of the date of termination of Rutenberg's employment, if applicable, or such other time as requested by NSI or by Rutenberg (provided Rutenberg reasonably believes that any of the Payments may be subject to

                                      -8-
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the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by Rutenberg with respect to a Payment or Payments, it shall furnish Rutenberg with an opinion reasonably acceptable to Rutenberg that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (10) days of the delivery of the Determination to Rutenberg, Rutenberg shall have the right to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon NSI and Rutenberg subject to the application of the remainder of this Section 7(g).

                  As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that the Payments to be made to, or provided for the benefit of, Rutenberg either have been made or will not be made by NSI which, in either case, will be inconsistent with the limitations provided above in this Section 7(c) (hereinafter referred to as an "Excess Payment" or "Underpayment," respectively). If it is established pursuant to a final determination of a court or an Internal Revenue Service (the "IRS") proceeding, which has been finally and conclusively resolved, that an excess payment has been made, such Excess Payment shall be deemed for all purposes to be a loan to Rutenberg made on the date Rutenberg received the Excess Payment, and Rutenberg shall repay the Excess Payment to NSI on demand (but not less than ten (10) days after written notice is received by Rutenberg) together with interest on the Excess Payment at the "Applicable Federal Rate" (as defined in Section 1274(d) of the Code) from the date of Rutenberg's receipt of such Excess Payment until the date of such repayment. In the event that it is determined (i) by the Accounting Firm, NSI (which shall include the position taken by NSI, or together with its consolidated group, on its federal income tax return) or the IRS, (ii) pursuant to a determination by a court, or (iii) upon the resolution to Rutenberg's satisfaction of the Dispute, that an Underpayment has occurred, NSI shall pay an amount equal to the Underpayment to Rutenberg within ten (10) days of such determination or resolution

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together with interest on such amount at the Applicable Federal Rate from the date such amount would have been paid to Rutenberg until the date of payment.

                  (h) This Section 7 sets forth the only obligations of NSI with respect to the termination of Rutenberg's employment with NSI and Rutenberg acknowledges that upon his termination of employment he shall not be entitled to any payments or benefits which are not explicitly provided herein.

         8.       Covenant Regarding Inventions and Copyrights.

                  (a) Rutenberg shall disclose promptly to NSI any and all inventions, discoveries, improvements, patentable or copyrightable works initiated, conceived or made by him, either alone or in conjunction with others, during the Term and related to the "Business of NSI" (as defined below) and he assigns all of his interest therein to NSI or its nominee; whenever requested to do so by NSI, Rutenberg shall execute any and all applications, assignments or other instruments which NSI shall deem necessary to apply for and obtain letters patent or copyrights of the United States or any foreign country or otherwise protect NSI's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements, patentable or copyrightable works initiated, conceived or made by Rutenberg during the Term and shall be binding upon Rutenberg's assigns, executors, administrators and other legal representatives. For purposes of this Agreement, the "Business of NSI" shall be deemed to refer to the cytological, histological, pathological, hematological or microbiological detection or diagnosis of conditions, diseases or other abnormalities. Notwithstanding the foregoing, any inventions, discoveries, improvements, patentable or copyrightable works conceived by Rutenberg after the date hereof which are not communicated to any third party during the Term, and which are not referred to in any patent application or other application as having

                                      -10-
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been invented, discovered or conceived during the Term, shall not be subject to the provisions of this Section 8(a).

                  (b) If Rutenberg has a concept for an invention which is within the Business of NSI, and Rutenberg wishes NSI to support such invention, NSI will discuss the invention with Rutenberg in good faith, including reasonable compensation therefor.

         9.       Protection of Confidential Information.

                  Rutenberg acknowledges that he has been and will be provided with information about, and his employment by NSI will, throughout the Term, bring him into close contact with, many confidential affairs of NSI and its subsidiaries, including proprietary information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods, plans for future developments and other information not readily available to the public, all of which are highly confidential and proprietary and all of which were developed by NSI at great effort and expense. Rutenberg further acknowledges that the services to be performed by him under this Restated Agreement are of a special, unique, unusual, extraordinary and intellectual character, that the business of NSI will be conducted throughout the world (the "Territory"), that its products will be marketed throughout the Territory, that NSI competes and will compete in nearly all of its business activities with other organizations which are located in nearly any part of the Territory and that the nature of the relationship of Rutenberg with NSI is such that Rutenberg is capable of competing with NSI from nearly any location in the Territory. In recognition of the foregoing, Rutenberg covenants and agrees during the Term and for a period of five (5) years thereafter:

                           (i)      That he will keep secret all confidential
matters of NSI and not disclose them to anyone outside of NSI, either during or after the Term, except

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with NSI's prior written consent or, if during the Term, in the performance of his duties hereunder, Rutenberg makes a good faith determination that it is in the best interest of NSI to disclose such matters;

                           (ii)     That he will not make use of any of such
confidential matters for his own purposes or the benefit of anyone other than NSI; and

                           (iii)    That he will deliver promptly to NSI on
termination of this Restated Agreement, or at any time NSI may so request, all confidential memoranda, notes, records, reports and other confidential documents (and all copies thereof) relating to the business of NSI, which he may then possess or have under his control.

         10.      Restriction on Competition, Interference and Solicitation.

                  In recognition of the considerations described in Section 9 hereof, Rutenberg covenants and agrees that, from the Restatement Date and until the date that is two (2) years after (i) the date of his termination of employment if NSI terminates Rutenberg without Cause or (ii) in all other events, November 1998, Rutenberg will not, directly or indirectly, (A) enter into the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the Business of NSI in any part of the Territory; (B) engage in any such business for his account; (C) become interested in any such business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, franchisee or in any other relationship or capacity; or (D) interfere with NSI's relationship with, or endeavor to employ or entice away from NSI any person, firm, corporation, governmental entity or other business organization who or which is or was an employee, customer or supplier of, or maintained a business relationship with, NSI at any time (whether before, during or after the Term), or which NSI has solicited or prepared to solicit; provided, however, that nothing contained in this Section 10 shall be deemed to prohibit Rutenberg from acquiring or holding, solely for investment,

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publicly traded securities of any corporation all or a portion of the activities of which are competitive with the Business of NSI so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation.

         11.      Specific Remedies.

                  For purposes of Sections 8, 9 and 10 of this Restated Agreement, references to NSI shall include all current and future majority-owned subsidiaries of NSI and all current and future joint ventures in which NSI may from time to time be involved. It is understood by Rutenberg and NSI that the covenants contained in this Section 11 and in Sections 8, 9 and 10 hereof are essential elements of this Restated Agreement and that, but for the agreement of Rutenberg to comply with such covenants, NSI would not have agreed to enter into this Agreement. NSI and Rutenberg have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by NSI and the interests of NSI and its stockholders. Rutenberg agrees that the covenants of Sections 8, 9 and 10 are reasonable and valid. If Rutenberg commits a breach of any of the provisions of Sections 8, 9, or 10, such breach shall be deemed to be grounds for termination for Cause. In addition, Rutenberg acknowledges that NSI may have no adequate remedy at law if he violates any of the terms hereof. Rutenberg therefore understands and agrees that NSI shall have (i) the right to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach will cause irreparable injury to NSI and that money damages will not provide an adequate remedy to NSI, and (ii) the right to require Rutenberg to account for and pay over to NSI all compensation, profits, monies, accruals, increments and other benefits (collectively, the "Benefits") derived or received by Rutenberg as a result of any transaction constituting a breach of any of the provisions of Sections 8, 9 or 10 and Rutenberg hereby agrees to account for and pay over such Benefits to NSI.

         12.      Independence, Severability and Non-Exclusivity.

                  Each of the rights enumerated in Section 11 hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to NSI at law or in equity. If any of the covenants contained in Sections 8, 9 or 10, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. The parties intend to and do hereby confer jurisdiction to enforce the covenants contained in Sections 8, 9 or 10 and the remedies enumerated in
Section 11 upon the federal and state courts of New York sitting in New York County. If any of the covenants contained in Sections 8, 9 or 10 is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable. No such holding of invalidity or unenforceability in one jurisdiction shall bar or in any way affect NSI's right to the relief provided in Section 11 or otherwise in the courts of any other state or jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective states of jurisdictions, such covenants being, for this purpose, severable into diverse and independent covenants.

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

         13.      Disputes.

                  If NSI or Rutenberg shall dispute any termination of Rutenberg's employment hereunder or if a dispute concerning any payment hereunder shall exist:

                  (a) either party shall have the right (but not the obligation), in addition to all other rights and remedies provided by law, to compel arbitration of the dispute in the City of New York under the rules of the American Arbitration Association by giving written notice of arbitration to the other party within thirty (30) days after notice of such dispute has been received by the party to whom notice has been given; and

                  (b) if such dispute (whether or not submitted to arbitration pursuant to Section 13(a) hereof) results in a determination that (i) NSI did not have the right to terminate Rutenberg's employment under the provisions of this Restated Agreement or (ii) the position taken by Rutenberg concerning payments to Rutenberg is correct, NSI shall promptly pay, or if theretofore paid by Rutenberg, shall promptly reimburse Rutenberg for, all costs and expenses (including attorney's fees) reasonably incurred by Rutenberg in connection with such dispute.

         14.      Successors; Binding Agreement.

                  In the event of a future disposition by NSI (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in a transaction to which Rutenberg consents, NSI will require any successor, by agreement in form and substance satisfactory to Rutenberg, to expressly assume and agree to perform this Restated Agreement in the same manner and to the same extent that NSI would be required to perform if no such disposition had taken place.

                  This Restated Agreement and all rights of Rutenberg hereunder shall inure to the benefit of, and be enforceable by, Rutenberg's personal or legal

                                      -15-
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representatives, executors, administrators, administrators c.t.a., successors, heirs, distributees, devisees and legatees. Unless otherwise provided herein, any amounts payable hereunder after Rutenberg's death shall be paid in accordance with the terms of this Restated Agreement to Rutenberg's estate.

         15.      Notices.

                  All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or other similar writing) and shall be given by personal delivery, certified or registered mail, postage prepaid, or telecopy (or other similar writing) as follows:

                  To NSI:

                                    To each of the members of the Board at their respective business addresses or at their respective primary residential address with a copy to the Secretary of NSI

                  To Rutenberg:

                                    20 Sophia Street
                                    Monsey, New York 10952

or at such other address or telecopy number (or other similar number) as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or telecopy or other similar means thereof (provided the appropriate answer back is received) and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery or telecopy or other similar means, the day of delivery thereof, except that a change of address shall not be effective until actually received.

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

         16.      Modifications and Waivers.

                  No term, provision or condition of this Restated Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of NSI and is agreed to in writing and signed by Rutenberg. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Restated Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         17.      Entire Agreement.

                  This Restated Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

         18.      Law Governing.

                  Except as otherwise explicitly noted, this Restated Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law).

         19.      Invalidity.

                  Except as otherwise specified herein, the invalidity or unenforceability of any term or terms of this Restated Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Restated Agreement which shall remain in full force and effect.

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

         20.      Headings.

                  The headings contained in this Restated Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Restated Agreement.

         21.      Conduct.

                  As of and after the date hereof, (a) Rutenberg will not publish or make any statement (except statements made by Rutenberg to his legal counsel that are subject to the attorney client privilege and with respect to which such privilege is not waived or lost) critical of NSI or any of its subsidiaries or affiliates, or in any way maligning the business or reputation of NSI or any of its subsidiaries or affiliates and (b) NSI shall use its best efforts to cause its executive officers and directors not to publish or make any statement (except statements made by any of them to NSI's or their legal counsel that are subject to the attorney client privilege and with respect to which such privilege is not waived or lost) critical of Rutenberg, or in any way maligning the business reputation of Rutenberg; provided, however, that neither party shall be deemed to have violated the provisions of this Section 21 by reason of statements published or made that the party publishing or making the statement reasonably believed were required by law to be published or made or otherwise disclosed; and provided further, that either party shall, prior to publishing or making any such statement, but only to the extent practicable, give notice to the other party of its intention to publish or make any such statement.

         22.      Release.

                  Except as otherwise provided herein, effective as of the Restatement Date, Rutenberg does hereby release, remise, acquit and forever discharge NSI and its present and former officers, directors, executives, agents, attorneys, employees, affiliated companies, divisions, subsidiaries, successors, predecessors and assigns

(collectively, the "Released Parties"), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which Rutenberg, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Released Party arising out of or in any way connected with Rutenberg's employment relationship with NSI, its subsidiaries, predecessors or affiliated entities, or any event occurring or state of facts existing on or before the Restatement Date, including, without limitation, any claims for severance or vacation benefits, unpaid wages, salary or incentive payment, breach of contract, wrongful discharge, impairment of economic opportunity, intentional infliction of emotional harm or other tort, or employment discrimination under any applicable federal, state or local statute, provision, order or regulation including, but not limited to, any claim under Title VII of the Civil Rights Act ("Title VII"), the Federal Age Discrimination in Employment Act ("ADEA") and any similar or analogous state statute excepting only:

                  (a) those liabilities and obligations that this Restated Agreement expressly creates or expressly provides which will continue in force in accordance with this Restated Agreement; and

                  (b) any claims for benefits under any employee benefit plan of the Company (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended).

                  Rutenberg acknowledges and agrees no provision of this Restated Agreement is to be construed in any way as an admission of any liability whatsoever by any Released Party under any federal or state statute or the principles of common law, any such liability having been expressly denied.

                  Rutenberg acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date of execution of this Restated Agreement, filed any complaints, charges or lawsuits against any of the Released Parties with any governmental agency or any court or tribunal, and that he will not do so at any time hereafter.

         23.      Knowledge of Claims.

                  As of the date hereof, the executive officers and directors of NSI do not have any actual knowledge of any claims, actions or causes of action that NSI may have against Rutenberg.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.

                                NEUROMEDICAL SYSTEMS, INC.

                                   By:/s/ Uzi Ish-Hurwitz
                                      ----------------------------
                                      Uzi Ish-Hurwitz
                                      Executive Vice President

                                /s/ Mark R. Rutenberg
                                    ----------------------------
                                    Mark R. Rutenberg